PROSPECTUS dated March 29, 1995                   Pricing Supplement No. 27
PROSPECTUS SUPPLEMENT                             to Registration No. 33-57833
Dated March 29, 1995                              December 19, 1995
                                                  Rule 424(b)(3)



                           MORGAN STANLEY GROUP INC.
                         MEDIUM - TERM NOTES, SERIES C

Floating Rate Notes Due More Than 9 Months From Date of Issue

Principal Amount:  $93,000,000         Annual Redemption   N/A
                                       Percentage
                                       Reduction::

Maturity Date:     December 22, 1997   Interest Payment    The third
                                       Dates:              Wednesday of
                                                           March, June,
                                                           September, and
                                                           December

Interest Rate          CD Rate         Interest Reset      The third
Basis:             ---                 Dates:              Wednesday of
                                                           March, June,
                       Commercial                          September, and
                   --- Paper Rate                          December

                       Federal Funds   Interest Payment    Quarterly
                   --- Rate            Period:

                    X  LIBOR           Interest Reset      Quarterly
                   ---                 Period:

                       Prime Rate
                   ---                 Interest            Two London Banking
                                       Determination       Days prior to the
                       Treasury Rate   Dates:              Interest Reset
                   ---                                     Date

                       Other
                   ---                 Settlement Date:    December 22, 1995
                                       (Original Issue
                                       Date)
Applicability of
Modified           Yes
Banking Day
Convention:
                                       Ranking:            Senior
Index Maturity:    3-Month
                                       Calculation Agent:  Chemical Bank
Spread:            +0.10%
                                       Book Entry Note or  Book Entry
                                       Certified:
Spread Multiplier: N/A
                                       Reporting Service:  Telerate page 3750
Maximum Interest   N/A
Rate:
                                       Alternative Rate    N/A
                                       Event Spread:
Minimum Interest   N/A
Rate:
                                       Put/Call Date:      N/A
Initial Repayment  N/A
Date:
                                       Put/Call Price:     N/A
Initial Repayment
Percentage         N/A                 Put/Call            N/A
Reduction:                             Modification:

Interest Accrual   December 22, 1995   Initial Interest    March 20, 1996
Date:                                  Reset Date:

Initial Interest   To be determined    Initial Redemption  N/A
Rate:              on December 22,     Percentage:
                   1995

Initial Redemption N/A
Date:


Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.